Exhibit 99 - Joint Filer Information


Name:                               St. Paul Fire and Marine Insurance Company

Address:                            385 Washington Street
                                    St. Paul, MN 55102

Designated Filer:                   The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:            Nuveen Investments, Inc. [JNC]

Date of Event Requiring Statement:  4/12/05

Signature:                          ST. PAUL FIRE AND MARINE INSURANCE
                                      COMPANY

                                    By: /s/ Bruce A. Backberg
                                       ----------------------------------------
                                       Bruce A. Backberg
                                       Senior Vice President